Exhibit 99.2

SurveyMonkey Announces Second Quarter 2020 Financial Results

Company reports record revenue, strong growth in enterprise customers

Company generated $19.1 million of free cash flow in the quarter

SAN MATEO, Calif. — August 6, 2020 — SurveyMonkey (Nasdaq: SVMK), a leader in agile software solutions for customer experience, market research and survey feedback, today reported second quarter financial results for the period ended June 30, 2020.

“SurveyMonkey delivered another quarter of strong financial results that exceeded our guidance. Revenue was $90.9 million, a 21% year-over-year increase, and we ended the quarter with more than 7,200 enterprise customers, up 51% from Q2 2019,” said Zander Lurie, chief executive officer of SurveyMonkey. “World-class organizations like ZoomInfo, GitHub, Big Brothers Big Sisters of America, Korn Ferry, Stitch Fix, thredUP, and Vanguard Charitable are choosing SurveyMonkey to accelerate their digital transformation.”

Q2 2020 Key Results

●	Revenue was $90.9 million, an increase of 21% year-over-year.
●

Enterprise sales represents approximately 28% of total revenue, up from approximately 20% in Q2 2019. We ended the quarter with more than 7,200 enterprise sales customers, up 51% from approximately 4,800 in Q2 2019.

●	Deferred revenue was $159.5 million, an increase of 28% year-over-year. Remaining performance obligations were $178.1 million, an increase of 27% year-over-year.
●

Paying users totaled 781,000, an increase of more than 88,500, or 13% from 692,500 in Q2 2019, and an increase of 34,800 paying users from Q1 2020. Approximately 86% of our paying users were on annual plans, up from 80% a year ago.

●	Average revenue per user was $478, up 8% from $442 in Q2 2019.
●	GAAP operating margin was (22.6%) and non-GAAP operating margin was 2.5%.
●	GAAP net loss was $22.9 million and GAAP basic and diluted net loss per share was $0.17. Non-GAAP net loss was $0.2 million and non-GAAP basic and diluted net loss per share was approximately $0.00.
●	Net cash provided by operating activities was $21.9 million and free cash flow was $19.1 million for 24.0% and 21.0% margin, respectively.
●	Cash and cash equivalents totaled $176.8 million and total debt was $214.6 million for net debt of $37.8 million as of June 30, 2020.

Q2 2020 Company Highlights

SurveyMonkey announced its vendor diversity initiative, an ongoing commitment to advancing diversity, equity, and inclusion. SurveyMonkey teamed up with fifteen major tech companies including Slack, Zoom, Box, and Intuit, and partnered with The Justice Collective to create a survey template that goes beyond minority ownership to include the makeup of a vendor’s leadership team, employee base, and DEI practices.

Launched resources for advancing racial equity, including a statement on how SurveyMonkey is pursuing racial justice within the company and in the broader business community.

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SurveyMonkey is enhancing its existing diversity hiring goals and internal programs, offering mental health support to employees of color, conducting company-wide anti-racism training, and offering expanded allyship educational resources.

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SurveyMonkey is donating $100,000 to organizations selected by our employee group dedicated to Black employees and double-matching donations to select nonprofits focused on racial equity through the YourCause platform. The company is also adding several racial justice nonprofits to the SurveyMonkey Contribute platform. The company will also focus on using vendors, agencies and partners that prioritize diversity, and provide a 25% discount on SurveyMonkey products to nonprofits working for racial equity.

Listed among Parity.org’s Best Companies for Women to Advance for 2020 and a San Francisco Business Times Top Corporate Philanthropists.

Published its 2020 Market Research Survival Guide and a study that finds that 70% of market research professionals say they are likely to transition to more do-it-yourself market research tools in the next year.

United its customer experience (CX) solutions under the GetFeedback Suite brand to accelerate its CX strategy. SurveyMonkey will continue to offer both GetFeedback and Usabilla to organizations globally while working to integrate the two product lines into a multi-channel CX offering.

Launched return to work solutions for enterprise customers, including leadership check-in survey templates, HIPAA-compliant features for health monitoring surveys, and professional services. The solution gives leaders a deeper understanding of the health and well-being of employees, and helps organizations turn feedback into an action plan for their employees' safe return to work.

Announced new features and updates to its app integration with Microsoft Teams, Microsoft’s unified communications and collaboration platform with more than 75 million active daily users.

Hosted its third annual virtual Curiosity Conference which featured general sessions to help organizations understand how to stay connected, featuring tracks across Marketing, Human Resources, CX, Market Research, and Education.

SurveyMonkey posted a shareholder letter with complete second quarter 2020 financial results and management commentary on its investor relations website at investor.surveymonkey.com.

Financial Outlook

For the third quarter of 2020, SurveyMonkey currently expects the following:

Q3 2020
Revenue	$93 million - $96 million	19% YoY growth at mid-point
Non-GAAP operating margin	1% to 3%

The Company expects basic and diluted weighted average shares outstanding to be approximately 141 million for the third quarter of 2020. For a detailed explanation of the Company’s non-GAAP measures, please refer to the appendix section of this press release.

Conference Call Information

SurveyMonkey senior management will host a conference call today to discuss the Company’s Q2 2020 financial results. This call is scheduled to begin at 2:00 pm PT / 5:00 pm ET and can be accessed by dialing (866) 417-2046 or (409) 217-8231. To listen to a live audio webcast, please visit SurveyMonkey’s Investor Relations website at investor.surveymonkey.com. A replay of the audio webcast will be available on the same website following the call. A telephonic replay will be available through August 13, 2020 by dialing (855) 859-2056 or (404) 537-3406 and entering passcode 5748539#.

About SurveyMonkey

SurveyMonkey is a leader in agile software solutions for customer experience, market research and survey feedback. The company’s platform empowers over 17 million active users to analyze and act on feedback from employees, customers, website and app users, and market research respondents. SurveyMonkey’s products, enterprise solutions, and integrations enable more than 335,000 organizations to deliver better customer experiences, increase employee retention, and unlock growth and innovation. Ultimately, SurveyMonkey's vision is to raise the bar for human experiences by amplifying individual voices.

Investor Relations Contact:

Gary J. Fuges, CFA

ir@surveymonkey.com

Media Contact:

Lara Sasken

lsasken@surveymonkey.com

Source: SVMK Inc.

SVMK INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(in thousands)	June 30, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$176,772	$131,035
Accounts receivable, net	18,448	17,795
Deferred commissions, current	4,011	3,078
Prepaid expenses and other current assets	13,767	9,382
Total current assets	212,998	161,290
Property and equipment, net	26,661	35,072
Operating lease right-of-use assets	60,056	63,904
Capitalized internal-use software, net	32,415	33,156
Acquisition intangible assets, net	26,389	33,150
Goodwill	462,803	462,927
Deferred commissions, non-current	7,266	5,384
Other assets	8,766	9,376
Total assets	$837,354	$804,259
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$6,560	$2,677
Accrued expenses and other current liabilities	16,800	16,077
Accrued compensation	19,619	24,031
Deferred revenue, current	158,601	139,990
Operating lease liabilities, current	7,970	8,381
Debt, current	1,900	1,900
Total current liabilities	211,450	193,056
Deferred revenue, non-current	908	1,015
Deferred tax liabilities	5,063	4,870
Debt, non-current	212,666	213,616
Operating lease liabilities, non-current	78,221	82,668
Other non-current liabilities	7,955	7,050
Total liabilities	516,263	502,275
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	1	1
Additional paid-in capital	772,313	705,143
Accumulated other comprehensive loss	(1,333)	(444)
Accumulated deficit	(449,890)	(402,716)
Total stockholders’ equity	321,091	301,984
Total liabilities and stockholders’ equity	$837,354	$804,259

SVMK INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share amounts)	2020	2019	2020	2019
Revenue	$90,941	$75,139	$179,206	$143,780
Cost of revenue (1)(2)	21,009	19,047	40,953	36,577
Gross profit	69,932	56,092	138,253	107,203
Operating expenses:
Research and development (1)	26,571	22,407	53,128	43,213
Sales and marketing (1)(2)	42,578	29,689	84,669	55,739
General and administrative (1)	21,339	19,746	43,271	40,302
Restructuring	—	—	—	(66)
Total operating expenses	90,488	71,842	181,068	139,188
Loss from operations	(20,556)	(15,750)	(42,815)	(31,985)
Interest expense	2,422	3,647	5,508	7,306
Other non-operating (income) expense, net	102	(575)	(1,134)	(2,554)
Loss before income taxes	(23,080)	(18,822)	(47,189)	(36,737)
Provision for (benefit from) income taxes	(156)	(344)	(15)	(482)
Net loss	$(22,924)	$(18,478)	$(47,174)	$(36,255)
Net loss per share, basic and diluted	$(0.17)	$(0.14)	$(0.34)	$(0.28)
Weighted-average shares used in computing basic and diluted net loss per share	138,777	131,099	137,844	128,943

(1)	Includes stock-based compensation, net of amounts capitalized as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2020	2019	2020	2019
Cost of revenue	$1,047	$991	$2,007	$2,087
Research and development	7,496	5,629	13,953	10,395
Sales and marketing	4,841	3,016	9,184	5,796
General and administrative	6,087	5,518	11,829	11,987
Stock-based compensation, net of amounts capitalized	$19,471	$15,154	$36,973	$30,265

(2)	Includes amortization of acquisition intangible assets as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2020	2019	2020	2019
Cost of revenue	$2,003	$1,403	$4,013	$1,891
Sales and marketing	1,355	766	2,713	1,303
Amortization of acquisition intangible assets	$3,358	$2,169	$6,726	$3,194

SVMK INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Six Months Ended June 30,
(in thousands)	2020	2019
Cash flows from operating activities
Net loss	$(47,174)	$(36,255)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	24,502	20,695
Non-cash leases expense	6,830	6,059
Stock-based compensation expense, net of amounts capitalized	36,973	30,265
Deferred income taxes	195	(415)
Gain on sale of a private company investment	(1,001)	(1,001)
Other	1,678	51
Changes in assets and liabilities:
Accounts receivable	(1,506)	(1,830)
Prepaid expenses and other assets	(6,714)	(3,387)
Accounts payable and accrued liabilities	5,659	1,996
Accrued compensation	(4,408)	(6,311)
Deferred revenue	18,720	18,576
Operating lease liabilities	(7,659)	(6,731)
Net cash provided by operating activities	26,095	21,712
Cash flows from investing activities
Acquisitions, net of cash acquired	—	(53,138)
Purchases of property and equipment	(772)	(1,335)
Capitalized internal-use software	(5,372)	(6,527)
Proceeds from sale of a private company investment	1,001	1,001
Net cash used in investing activities	(5,143)	(59,999)
Cash flows from financing activities
Proceeds from stock option exercises	24,279	37,593
Proceeds from employee stock purchase plan	3,082	2,662
Repayment of debt	(1,100)	(1,100)
Net cash provided by financing activities	26,261	39,155
Effect of exchange rate changes on cash	(1,090)	(55)
Net increase in cash, cash equivalents and restricted cash	46,123	813
Cash, cash equivalents and restricted cash at beginning of period	131,683	154,371
Cash, cash equivalents and restricted cash at end of period	$177,806	$155,184
Supplemental cash flow data:
Interest paid for term debt	$5,198	$6,913
Income taxes paid	$394	$676
Non-cash investing and financing transactions:
Fair value of common stock issued as acquisition consideration	$—	$30,092
Stock compensation included in capitalized software costs	$1,486	$2,031
Accrued unpaid capital expenditures	$7	$321
Lease liabilities arising from obtaining right-of-use assets	$—	$2,477
Proceeds receivable from stock option exercises	$1,350	$—
Derecognized financing obligation related to building due to adoption of ASC 842	$—	$92,009
Derecognized building due to adoption of ASC 842	$—	$71,781

SVMK INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA (unaudited) (1)

Reconciliation of GAAP to Non-GAAP (Loss) Income from Operations

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except percentages)	2020	2019	2020	2019
GAAP Loss from operations	$(20,556)	$(15,750)	$(42,815)	$(31,985)
GAAP Operating margin	(23)%	(21)%	(24)%	(22)%
Stock-based compensation, net	19,471	15,154	36,973	30,265
Amortization of acquisition intangible assets	3,358	2,169	6,726	3,194
Restructuring	—	—	—	(66)
Non-GAAP (Loss) Income from operations	$2,273	$1,573	$884	$1,408
Non-GAAP Operating margin	2%	2%	—%	1%

Reconciliation of GAAP to Non-GAAP Loss and Loss per diluted share

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share amounts)	2020	2019	2020	2019
GAAP Net loss	$(22,924)	$(18,478)	$(47,174)	$(36,255)
GAAP Net loss per diluted share	$(0.17)	$(0.14)	$(0.34)	$(0.28)
Weighted-average shares used to compute GAAP net loss per diluted share	138,777	131,099	137,844	128,943

Stock-based compensation, net	19,471	15,154	36,973	30,265
Amortization of acquisition intangible assets	3,358	2,169	6,726	3,194
Restructuring	—	—	—	(66)
Gain on sale of a private company investment	—	—	(1,001)	(1,001)
Income tax effect on Non-GAAP adjustments (2)	(122)	94	(25)	188

Non-GAAP Net loss	$(217)	$(1,061)	$(4,501)	$(3,675)
Non-GAAP Net loss per diluted share	$—	$(0.01)	$(0.03)	$(0.03)
Weighted-average shares used to compute Non-GAAP net loss per diluted share	138,777	131,099	137,844	128,943

(1)	Please see Appendix A for explanation of non-GAAP measures used.
(2)

Due to the full valuation allowance on our US deferred tax assets, there were no tax effects associated with the Non-GAAP adjustments for stock-based compensation, net, restructuring and gain on sale of a private company investment. Non-GAAP adjustments pertain to the income tax effects of amortization of acquisition-related intangible assets.

SVMK INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA (unaudited) (1)

Calculation of Free Cash Flow

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2020	2019	2020	2019
Net cash provided by operating activities	$21,862	$13,909	$26,095	$21,712
Purchases of property and equipment	(366)	(754)	(772)	(1,335)
Capitalized internal-use software	(2,426)	(3,377)	(5,372)	(6,527)
Free cash flow	$19,070	$9,778	$19,951	$13,850

Supplemental GAAP and Non-GAAP Information

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except percentages)	2020	2019	2020	2019
GAAP Gross profit	$69,932	$56,092	$138,253	$107,203
GAAP Gross margin	77%	75%	77%	75%
Stock-based compensation, net	1,047	991	2,007	2,087
Amortization of acquisition intangible assets	2,003	1,403	4,013	1,891
Non-GAAP Gross profit	$72,982	$58,486	$144,273	$111,181
Non-GAAP Gross margin	80%	78%	81%	77%

GAAP Research and development	$26,571	$22,407	$53,128	$43,213
GAAP Research and development margin	29%	30%	30%	30%
Stock-based compensation, net	7,496	5,629	13,953	10,395
Non-GAAP Research and development	$19,075	$16,778	$39,175	$32,818
Non-GAAP Research and development margin	21%	22%	22%	23%

GAAP Sales and marketing	$42,578	$29,689	$84,669	$55,739
GAAP Sales and marketing margin	47%	40%	47%	39%
Stock-based compensation, net	4,841	3,016	9,184	5,796
Amortization of acquisition intangible assets	1,355	766	2,713	1,303
Non-GAAP Sales and marketing	$36,382	$25,907	$72,772	$48,640
Non-GAAP Sales and marketing margin	40%	34%	41%	34%

GAAP General and administrative	$21,339	$19,746	$43,271	$40,302
GAAP General and administrative margin	23%	26%	24%	28%
Stock-based compensation, net	6,087	5,518	11,829	11,987
Non-GAAP General and administrative	$15,252	$14,228	$31,442	$28,315
Non-GAAP General and administrative margin	17%	19%	18%	20%

(1)	Please see Appendix A for explanation of non-GAAP measures used.

APPENDIX A

SVMK INC.

EXPLANATION OF NON-GAAP MEASURES

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with US GAAP (“GAAP”), we use the following Non-GAAP financial measures: Non-GAAP (loss) income from operations, Non-GAAP operating margin, Non-GAAP net loss, Non-GAAP net loss per diluted share, Non-GAAP gross profit, Non-GAAP gross margin, Non-GAAP research and development, Non-GAAP research and development margin, Non-GAAP sales and marketing, Non-GAAP sales and marketing margin,  Non-GAAP general and administrative, Non-GAAP general and administrative margin, and free cash flow. Our definition for each Non-GAAP measure used is provided below, however a limitation of Non-GAAP financial measures are that they do not have uniform definitions. Accordingly, our definitions for Non-GAAP measures used will likely differ from similarly titled Non-GAAP measures used by other companies thereby limiting comparability.

With regards to the Non-GAAP guidance provided above, a reconciliation to the corresponding GAAP amounts are not provided as the quantification of certain items excluded from each respective Non-GAAP measure, which may be significant, cannot be reasonably calculated or predicted at this time without unreasonable efforts.  For example, the Non-GAAP adjustment for stock-based compensation expense, net, requires additional inputs such as number of shares granted and market price that are not currently ascertainable.

Non-GAAP (loss) income from operations, Non-GAAP operating margin: We define Non-GAAP (loss) income from operations as GAAP loss from operations excluding stock-based compensation, net, amortization of acquisition intangible assets and restructuring. Non-GAAP operating margin is defined as Non-GAAP (loss) income from operations divided by revenue.

Non-GAAP net loss, Non-GAAP net loss per diluted share: We define Non-GAAP net loss as GAAP net loss excluding stock-based compensation, net, amortization of acquisition intangible assets, restructuring and gain on sale of a private company investment. Non-GAAP net loss per diluted share is defined as Non-GAAP net loss divided by the weighted-average shares outstanding.

Non-GAAP gross profit, Non-GAAP gross margin: We define Non-GAAP gross profit as GAAP gross profit excluding stock-based compensation, net and amortization of acquisition intangible assets. Non-GAAP gross margin is defined as Non-GAAP gross profit divided by revenue.

Non-GAAP research and development, Non-GAAP research and development margin: We define Non-GAAP research and development as GAAP research and development excluding stock-based compensation, net. Non-GAAP research and development margin is defined as Non-GAAP research and development divided by revenue.

Non-GAAP sales and marketing, Non-GAAP sales and marketing margin: We define Non-GAAP sales and marketing as GAAP sales and marketing excluding stock-based compensation, net and amortization of acquisition intangible assets. Non-GAAP sales and marketing margin is defined as Non-GAAP sales and marketing divided by revenue.

Non-GAAP general and administrative, Non-GAAP general and administrative margin: We define Non-GAAP general and administrative as GAAP general and administrative excluding stock-based compensation, net. Non-GAAP general and administrative margin is defined as Non-GAAP general and administrative divided by revenue.

We use these Non-GAAP measures to compare and evaluate our operating results across periods in order to manage our business, for purposes of determining executive and senior management incentive compensation, and for budgeting and developing our strategic operating plans. We believe that these Non-GAAP measures provide useful information about our operating results, enhance the overall understanding of our past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by our management in evaluating our financial performance and for operational decision making, but they are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP.

We have excluded the effect of the following items from the aforementioned Non-GAAP measures because they are non-cash and/or are non-recurring in nature and because we believe that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance and liquidity. We further believe this measure is useful to investors in that it allows for greater transparency to certain line items in our financial statements and facilitates comparisons to historical operating results and comparisons to peer operating results. A description of the Non-GAAP adjustments for the above measures is as follows:

•

Stock-based compensation, net: We incur stock based-compensation expense on a GAAP basis resulting from equity awards granted to our employees. Although stock-based compensation is a key incentive offered to our employees, and we believe such compensation contributed to the revenues earned during the periods presented and also believe it will contribute to the generation of future period revenues, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.

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Amortization of intangible assets: We incur amortization expense on intangible assets on a GAAP basis resulting from prior acquisitions. Amortization of acquired intangible assets is inconsistent in amount and frequency and is significantly affected by the timing and size of any acquisitions. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of acquired intangible assets will recur in future periods.

•

Restructuring: Restructuring expenses consist of employee severance and other exit costs. We believe it is useful for investors to understand the effects of these items on our total operating expenses. We expect that restructuring costs will generally diminish over time with respect to past acquisitions and/or strategic initiatives.  However, we may incur these expenses in future periods in connection with any new acquisitions and/or strategic initiatives.

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Gain on sale of a private company investment: Gain on sale of a private company investment was recognized on a GAAP basis resulting from the sale of certain corporate assets. We expect that such transactions will be infrequent in occurrence and are therefore excluded from our Non-GAAP results as they do not otherwise relate to our core business operations.

For more information on the Non-GAAP financial measures, please see the “Reconciliation of GAAP to Non-GAAP Data” section of this press release. The accompanying tables provide details on the GAAP financial measures that are most directly comparable to the Non-GAAP financial measures and the related reconciliations between those financial measures.

Free cash flow: We define free cash flow as GAAP net cash provided by operating activities less purchases of property and equipment and capitalized internal-use software. We consider free cash flow to be an important measure because it measures our liquidity after deducting capital expenditures for purchases of property and equipment and capitalized software development costs, which we believe provides a more accurate view of our cash generation and cash available to grow our business. We expect to generate positive free cash flow over the long term. Free cash flow has limitations as an analytical tool, and it should not be considered in isolation or as a substitute for analysis of other GAAP financial measures, such as net cash provided by operating activities. Some of the limitations of free cash flow are that free cash flow does not reflect our future contractual commitments and may be calculated differently by other companies in our industry, limiting its usefulness as a comparative measure.

Safe Harbor Statement

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release may contain forward-looking statements about our financial outlook, outstanding shares, products, including our investments in products, technology and other key strategic areas. The achievement of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any of these risks or uncertainties materialize or if any of the assumptions prove incorrect, the company’s results could differ materially from the results expressed or implied by the forward-looking statements the company makes.

The risks and uncertainties referred to above include - but are not limited to - risks related to the COVID-19 coronavirus pandemic; our ability to retain and upgrade customers; our revenue growth rate; our brand; our marketing strategies; our self-serve business model; the length of our sales cycles; the growth and development of our salesforce; security measures; expectations regarding our ability to timely and effectively scale and adapt existing technology and network infrastructure to ensure that our products and services are accessible at all times; competition; our debt; revenue recognition; our ability to manage our growth; our culture and talent; our data centers;  privacy, security and data transfer concerns, as well as changes in regulations, which could impact our ability to serve our customers or curtail our monetization efforts; litigation and regulatory issues; expectations regarding the return on our strategic investments; execution of our plans and strategies, including with respect to mobile products and features and expansion into new areas and businesses; our international operations; intellectual property; the application of U.S. and international tax laws on our tax structure and any changes to such tax laws; acquisitions we have made or may make in the future; the price volatility of our common stock; and general economic conditions.

Further information on these and other factors that could affect our financial results are included in documents filed with the Securities and Exchange Commission from time to time, including the section entitled “Risk Factors” in the Quarterly Report on Form 10-Q that will be filed for the quarter ended June 30, 2020, which should be read in conjunction with these financial results. These documents are or will be available on the SEC Filings section of our Investor Relations website page at investor.surveymonkey.com. All information provided in this release and in the attachments is as of August 6, 2020, and we undertake no obligation to update this information.